Exhibit 23.1
                          Consent of Ernst & Young LLP



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                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Registration Statement Form S-3 and related Prospectus of First United Corporation and First United Capital Trust for the registration of $20,000,000 of Junior Subordinated Deferrable Interest Debentures and Preferred Securities and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the consolidated financial statements of First United Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

Baltimore, Maryland
July 23, 1999

                                                     /s/ Ernst & Young LLP


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